Exhibit 99.1

REVOCABLE PROXY

CENTRAL BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

             a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                                                              , each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on                             , at              a.m., local time, at                                          with all of the powers the undersigned would possess if personally present at such meeting, as indicated on this proxy:

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the propositions stated above. If any other business is presented at such meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the board of directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                 FOLD AND DETACH HERE              À

CENTRAL BANCORP, INC. — SPECIAL MEETING,                     , 2012

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/5373sm

You can vote in one of three ways:

1.	Call toll free 1-877-806-9632 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/cebk and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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z					{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
			CENTRAL BANCORP, INC.	Special Meeting of Shareholders
, 2012

		For	Against	Abstain			For	Against	Abstain
1.	The proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2012, by and among Independent Bank Corp., Rockland Trust Company, Central Bancorp, Inc. and Central Co-operative Bank.	☐	☐	☐	2.	The proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐
							For	Against	Abstain
					3.	The proposal to approve a non-binding advisory resolution approving certain compensation payable to the named executive officers of Central Bancorp, Inc. in connection with the merger.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.
					Mark here if you plan to attend the meeting				☐
					Mark here for address change and note change				☐

	Please be sure to date and sign this proxy card in the box below.	Date
	Sign above	Co-holder (if any) sign above
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

x	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW								y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                ¿                                                                                                                                           ¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Telephone (using a Touch-Tone Phone); or

2.   By Internet; or

3.   By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m.,             , 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., , 2012:	3 a.m., , 2012 go to
1-877-806-9632	http://www.rtcoproxy.com/cebk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/5373sm

Your vote is important!

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CENTRAL BANCORP, INC.

					For	Against	Abstain
SPECIAL MEETING OF SHAREHOLDERS , 2012			1.	The proposal to approve the Agreement and Plan of Merger, dated as of April 30, 2012, by and among Independent Bank Corp., Rockland Trust Company, Central Bancorp, Inc. and Central Co-operative Bank.	☐	☐	☐
					For	Against	Abstain
The undersigned hereby appoints , with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Central Bancorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at (local time) on , 2012. The proxyholders are authorized to cast all votes to which the undersigned is entitled as follows:			2.	The proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐
					For	Against	Abstain
			3.	The proposal to approve a non-binding advisory resolution approving certain compensation payable to the named executive officers of Central Bancorp, Inc. in connection with the merger.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the propositions stated above. If any other business is presented at such meeting, this proxy will be voted by the above-named proxies at the direction of a majority of the board of directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to date and sign this proxy card in the box below.		Date
	Sign above	Co-holder (if any) sign above

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

x							y

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

CENTRAL BANCORP, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/5373sm

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